UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 20, 2009

Date of Report (Date of Earliest Event Reported)

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	000-52498	38-3737811
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3027 Townsgate Road, Suite 300

Westlake Village, CA 91361

(Address of principal executive offices) (Zip Code)

(805) 322-9655

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 18, 2009, First California Financial Group, Inc. (the “Company”) filed a Notification of Late Filing (Form 12b-25) to report its inability to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Quarterly Report”) because certain issues had arisen that may require adjustments to the allowance for loan losses and the carrying value of certain assets. The Company anticipates that it may report a net loss for the quarter ended March 31, 2009 resulting from such adjustments.

The Company’s results of operations are still being finalized by management and the Company was unable to file the Quarterly Report on or before the fifth calendar day following the prescribed due date. The Company intends to file its Quarterly Report as soon as the calculations are completed and management has reviewed the proposed adjustments with its independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: May 20, 2009	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Executive Vice President, Chief Financial Officer

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